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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)           FEBRUARY 2, 2000
                                                 --------------------------


                        AAVID THERMAL TECHNOLOGIES, INC.
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             (Exact Name of Registrant as Specified in its Charter)


            Delaware                0-27308                   02-0466826
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(State or Other Jurisdiction      (Commission               (IRS Employer
     of Incorporation)            File Number)            Identification No.)


 One Eagle Square, Suite 509
 Concord, New Hampshire                                  03301
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(Address of Principal Executive Offices)               (Zip Code)



Registrant's telephone number, including area code:       (603) 224-1117
                                                    ---------------------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         On February 2, 2000, Heat Merger Corp., a wholly-owned subsidiary of Heat Holdings Corp., merged with Aavid Thermal Technologies, Inc. (the "Company"), with the Company as the surviving corporation and a wholly-owned subsidiary of Heat Holdings Corp. (the "Merger"). Heat Holdings Corp. and Heat Merger Corp. were formed by Willis Stein & Partners II, L.P. and certain co-investors to acquire the Company. In the merger, each outstanding share of the Company's Common Stock was converted into the right to receive $25.50 in cash without interest, and all outstanding options and warrants were canceled in exchange for a cash payment equal to the difference, if any, between $25.50 and the exercise price. The purchase price for the Company was funded through:

                  - equity contributions from Heat Holdings Corp. and its affiliate, Heat Holdings II Corp., of $152.0 million;
                  - net proceeds (after original issue discount and underwriting discounts and commissions, but before expenses) of $143.9 million from the issuance of 150,000 Units (the "Units"), consisting of (i) an aggregate of $150 million principal amount of the Company's 12.75% Senior Subordinated Notes due 2007 (the "Notes"), which Notes are guaranteed by the Company's domestic subsidiaries, and (ii) warrants to purchase an aggregate of 60 shares of the Company's Class A Common Stock and warrants to purchase an aggregate of 60 shares of the Company's Class H Common Stock (the "Warrants");
                  - $54.7 million of borrowings under the Company's amended and restated credit facility; and
                  - cash on hand.

         In connection with the Merger, the Company consummated the sale of the Units. The sale of the Units, consisting of the Notes and the Warrants, was made through a Rule 144A offering to qualified institutional buyers. The Indenture provides that upon a change in control of the Company, the Company must offer to repurchase the Notes at 101% of the face value thereof, together with accrued and unpaid interest. The Notes are subordinated in right of payment to amounts outstanding under the Credit Facility (as defined below) and certain other permitted indebtedness. Pursuant to a registration rights agreement, the Company has agreed to file a registration statement to exchange the Notes for substantially identical notes which have been registered under the Securities Act of 1933. In addition, the Company has agreed to register the shares of the Company's Class A Common Stock and Class H Common Stock underlying the Warrants on a piggyback basis under certain circumstances. The Units, Notes and Warrants have not been registered under the Securities Act of 1933, as amended, and may not be offered and sold in the United States absent registration under such Act or an applicable exemption from registration.

         In addition, in connection with the Merger the Company entered into an amended and restated revolving credit and term loan facility with Canadian Imperial Bank of Commerce, as Administrative Agent, and certain other lenders (the "Credit Facility"). The Credit Facility, which


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replaced its existing $100 million revolving credit and term loan facility, consists of a $53 million term loan facility (the "Term Facility") and a $22 million revolving credit facility, including a $2 million letter of credit subfacility (the "Revolving Facility"). The Term Facility, all of which was borrowed on February 2, 2000 to repay amounts outstanding under its existing credit facility, matures on March 31, 2005, and will be amortized in 18 consecutive quarterly installments, commencing December 31, 2000, as follows: five quarterly payments of $2 million each; four quarterly payments of $2.5 million each; four quarterly payments of $2.75 million each; two quarterly payments of $3.2 million each; two quarterly payments of $3.9 million; and a final payment of $7.8 million. The Revolving Facility matures on March 31, 2005. The Credit Facility bears interest at a rate equal to, at the Company's option, either (1) in the case of Eurodollar loans, the sum of (x) the interest rate in the London interbank market for loans in an amount substantially equal to the amount of borrowing and for the period of borrowing selected by the Company and
(y) a margin of between one and one-half percent and two and one-quarter percent (depending on the Company's consolidated leverage ratio (as defined in the credit agreement)) or (2) the sum of (A) the higher of (x) Canadian Imperial Bank of Commerce's prime or base rate or (y) one-half percent plus the latest overnight federal funds rate plus (y) a margin of between one quarter percent and one percent (depending on the Company's consolidated leverage ratio). The Credit Facility may be prepaid at any time in whole or in part without penalty, and must be prepaid to the extent of certain equity or asset sales and excess cash flow.

         The Credit Facility and the indenture pursuant to which the Notes were issued limit the Company's ability to incur debt, to sell or dispose of assets, to create or incur liens, to make additional acquisitions, to pay dividends, to purchase or redeem its stock and to merge or consolidate with any other person. In addition, the Credit Facility requires that the Company meet certain financial ratios, and provides the banks with the right to require the payment of all amounts outstanding under the facility, and to terminate all commitments thereunder, if there is a change in control of the Company. The Credit Facility is guaranteed by Heat Holdings Corp., Heat Holdings II Corp. and all of the Company's domestic subsidiaries and secured by the Company's assets (including the assets and stock of its domestic subsidiaries and a portion of the stock of its foreign subsidiaries), and a pledge of the Company's stock.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (A)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  Not Applicable

         (B)      PRO FORMA FINANCIAL INFORMATION.

                  Not Applicable



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         (C)  EXHIBITS.

                  2.1 Agreement of Plan and Merger, dated as of August 23, 1999, by and among Heat Holdings Corp., Heat Merger Corp. and Aavid Thermal Technologies, Inc. (incorporated herein by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K dated August 23, 1999).

                  4.1 Indenture, dated as of February 2, 2000, among Aavid Thermal Technologies, Inc., the Guarantors signatory thereto and Bankers Trust Company.

                  4.2 Warrant Agreement dated as of February 2, 2000 by and between Aavid Thermal Technologies, Inc. and Bankers Trust Company, as Warrant Agent.

                  10.1 Amended and Restated Credit Agreement, dated as of February 2, 2000, among Aavid Thermal Technologies, Inc., Heat Holdings Corp., Heat Holdings II Corp., the several lenders from time to time parties hereto, CIBC World Markets Corp., as Lead Arranger and Bookrunner, BankBoston, N.A., as Documentation Agent, and Canadian Imperial Bank of Commerce, as Issuer and Administrative Agent.

                  10.2 Registration Rights Agreement dated as of February 2, 2000 by and among Aavid Thermal Technologies, Inc., the Guarantors named therein and CIBC World Markets Corp. and FleetBoston Robertson Stephens Inc., as Initial Purchasers.

                  10.3 Common Stock Registration Rights Agreement dated as of February 2, 2000 among Aavid Thermal Technologies, Inc., Heat Holdings Corp. and CIBC World Markets Corp. and FleetBoston Robertson Stephens Inc., as Initial Purchasers.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            AAVID THERMAL TECHNOLOGIES, INC.



                                            By: /s/ John W. Mitchell
                                                ---------------------------
                                                    Name: John W. Mitchell
                                                    Title: General Counsel


Date: February 16, 2000





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                                  Exhibit Index


                  2.1 Agreement of Plan and Merger, dated as of August 23, 1999, by and among Heat Holdings Corp., Heat Merger Corp. and Aavid Thermal Technologies, Inc.(incorporated herein by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K dated August 23, 1999).

                  4.1 Indenture, dated as of February 2, 2000, among Aavid Thermal Technologies, Inc., the Guarantors signatory thereto and Bankers Trust Company.

                  4.2 Warrant Agreement dated as of February 2, 2000 by and between Aavid Thermal Technologies, Inc. and Bankers Trust Company, as Warrant Agent.

                  10.1 Amended and Restated Credit Agreement, dated as of February 2, 2000, among Aavid Thermal Technologies, Inc., Heat Holdings Corp., Heat Holdings II Corp., the several lenders from time to time parties hereto, CIBC World Markets Corp., as Lead Arranger and Bookrunner, BankBoston, N.A., as Documentation Agent, and Canadian Imperial Bank of Commerce, as Issuer and Administrative Agent.

                  10.2 Registration Rights Agreement dated as of February 2, 2000 by and among Aavid Thermal Technologies, Inc., the Guarantors named therein and CIBC World Markets Corp. and FleetBoston Robertson Stephens Inc., as Initial Purchasers.

                  10.3 Common Stock Registration Rights Agreement dated as of February 2, 2000 among Aavid Thermal Technologies, Inc., Heat Holdings Corp. and CIBC World Markets Corp. and FleetBoston Robertson Stephens Inc., as Initial Purchasers.




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